EXHIBIT 10.13

SPARTAN STORES, INC.

2001 STOCK BONUS PLAN

SECTION 1

ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

1.1 Establishment of Plan. The Company hereby establishes the 2001 STOCK BONUS PLAN for officers and other key employees of the Company and its Subsidiaries.

1.2 Purpose of Plan. The purpose of the Plan is to provide a convenient series of opportunities for officers and key employees of the Company and its Subsidiaries to receive a portion of their annual bonuses, if any, earned under one or more of the Company’s other compensation plans or policies in the form of shares of Common Stock. Furthermore, the Plan is intended to reward a Participant’s decision to receive stock by making an additional grant of shares to the Participant, in an amount up to 30% of the percentage of the Participant’s bonus that he or she elects to receive in stock. The Plan is designed to help the Company attract and retain officers and other key employees of exceptional ability, to provide Participants with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, and to join the interests of Participants with the interests of other shareholders of the Company.

SECTION 2

DEFINITIONS

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1	“Act” means the Securities Exchange Act of 1934, as amended.

2.2	“Board” means the Board of Directors of the Company.

2.3	“Bonus Amount” means, with respect to a Participant, a dollar amount up to 30% (as determined by the Committee) of that Participant’s Elective Share.

2.4	“Committee” means the Compensation Committee of the Board. The Committee shall consist of at least two directors and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in Section 162(m) of the Internal Revenue Code and the rules and regulations thereunder.

2.5	“Common Stock” means the Company’s common stock, no par value.

2.6	“Company” means Spartan Stores, Inc., a Michigan corporation, and its successors and assigns.

2.7	“Disability” means an inability of a Participant to perform his or her employment duties due to physical or mental disability for a continuous period of one hundred eighty days (180) days or longer and the Participant is eligible for benefits under the Company’s long-term disability policy.

2.8	“Elective Share” means, with respect to a Participant, the portion of that Participant’s annual bonus earned under one or more of the Company’s other compensation plans or policies that he or she has elected, pursuant to Section 7 below, to receive in the form of Common Stock rather than cash.

2.9	“Eligible Associates” means the officers and those other associates of the Company or any Subsidiary that the Committee may select or designate from time to time to participate in the Plan.

2.10	“Market Value” as of a given date means the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market (or such other quotation system or stock exchange on which the Company’s Common Stock may be traded on the date in question) on the date in question or, if the date in question is not a trading day, the most recent date on which shares of Common Stock were traded on the Nasdaq National Market (or such other quotation system or stock exchange). If the Company’s Common Stock is not listed on Nasdaq or another quotation system or stock exchange on the date in question, the Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

2.11	“Participant” means an Eligible Associate who has elected to participate in the Plan.

2.13	“Plan” means the Spartan Stores, Inc. 2001 Stock Bonus Plan as set forth herein, as it may be amended from time to time.

2.14	“Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term “Subsidiary” includes present and future Subsidiaries of the Company.

SECTION 3

ADMINISTRATION

3.1 Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be associates of the Company or its Subsidiaries. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and the Plan, shall have full power and authority to interpret the provisions of the Plan and shall have full power and authority to supervise the administration of the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

3.2 Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the

Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 below, the total number of shares of Common Stock available for issuance under the Plan shall be 300,000. Such shares shall be authorized and unissued shares or shares repurchased by the Company, including shares purchased on the open market.

4.2 Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities reserved for issuance under the Plan shall be adjusted appropriately.

SECTION 5

ELIGIBILTY

Only Eligible Associates may be Participants in the Plan. An individual eligible to participate may choose the year or years of the Plan’s operation in which he or she wishes to participate. An individual’s participation need not be continuous or immediate. The Committee may, in its discretion, require a Participant to complete a designated term of service with the Company or a Subsidiary before being allowed to participate in the Plan, and may condition participation upon the execution of an employment contract by the Participant, on the execution of any other contract or waiver, or upon the taking of any other action that the Committee in its discretion deems appropriate. The Committee may require persons subject to Section 16 of the Act to make irrevocable advance elections concerning participation in the Plan.

SECTION 6

NOTIFICATION

As soon as practicable after the Company determines that a cash bonus for the preceding fiscal year is payable to an Eligible Associate under one or more of the Company’s other compensation plans or policies, the Company will notify such Eligible Associate of the amount of the bonus he or she is entitled to receive. The Company’s notice will include an election form whereby the person can elect to participate in the Plan with respect to that earned bonus. Persons wishing to participate in the Plan with respect to that earned bonus will have a period of ten days after such notices are issued to complete and return the election form to the Company. Such due date shall be specified in the Company’s notice.

SECTION 7

ELECTION TO PARTICIPATE

A Participant’s election to participate in the Plan with respect to an earned bonus may be indicated only by the timely completion and return of the election form provided to the Participant by the Company pursuant to Section 6 above. The Participant may elect to receive up to 100% of his or her bonus payment in the form of shares of Common Stock rather than cash. The deadline for receipt by the

Company of an election form may be waived in the sole discretion of the Committee, but no such waiver shall create a presumption that future waivers will be granted, nor shall any such waiver bind the Committee to grant a waiver in any future instance or to any other Participant. If requested to do so, the Participant shall agree not to sell or distribute stock obtained under the Plan, except upon such conditions as the Company may reasonably specify to insure compliance with federal and state securities laws. In addition, the Participant, if requested by the Committee, must represent to the Company that the stock is being acquired for investment and not with a view to the distribution thereof. The Company may require appropriate legends to be placed on the certificates for shares issued under the Plan to meet such requirements and shall remove such legends upon request and upon the satisfaction of the Company’s counsel that the legends are no longer necessary or advisable.

SECTION 8

DETERMINATION OF NUMBER

OF SHARES TO BE AWARDED

Upon receipt of a timely and completed election from a Participant, the Committee shall calculate the number of shares of Common Stock to be issued to that Participant. The Committee shall make this calculation as follows:

(a) The Committee shall multiply the Participant’s Elective Share by up to 30% (as determined by the Committee) to obtain the Participant’s Bonus Amount, and shall then add the Bonus Amount to the Elective Share.

(b) The Committee shall then divide the sum of the Participant’s Elective Share and Bonus Amount by the per-share Market Value of the Common Stock as of the date following the due date of the Participant’s election notice. The number of whole shares resulting from this division shall be issued to the Participant (subject to the other provisions of the Plan).

No fractional shares will be issued under the Plan. Any fractional shares resulting from the above calculation shall be eliminated, and any portion of the Participant’s Elective Share or Bonus Amount that consequently cannot be paid in whole shares of Common Stock shall be distributed to the Participant in cash, either separately or as part of the Participant’s remaining cash bonus (if any).

SECTION 9

DELIVERY OF CERTIFICATES

The Company shall deliver certificates for shares of stock issued under the Plan within a reasonable period of time after the Committee completes the calculations described in Section 8 above. Each recipient of shares under this Plan shall sign all documents necessary and appropriate to facilitate such delivery from the Company.

SECTION 10

TERMINATION OF PARTICIPATION

If a Participant dies or his or her employment with the Company or a Subsidiary is terminated for any reason prior to the date on which the Participant has returned his election form to the Company pursuant to Section 7, the Participant shall immediately cease to be eligible to participate in the Plan, and shall thereafter have no right to elect to receive in Common Stock any portion of any cash bonus he or she may have earned prior to the date of death or termination of employment.

If a Participant dies or his or her employment with the Company or a Subsidiary is terminated for any reason between the date on which the Participant has returned his election form to the Company pursuant to Section 7 and the date stock certificates are delivered for the shares issued under the Plan, then the Company may, in its sole discretion, deliver the stock certificates or make a cash payment equal to the Elective Share and the Bonus Amount to the Participant, his or her estate or his or her designated beneficiary, as the case may be.

If a Participant (or prospective Participant) incurs a Disability at any time during his or her employment with the Company, the Committee may, in its discretion, determine whether or not the Participant can continue to participate in the Plan with respect to any bonus earned prior to or during the period of the Participant’s Disability.

SECTION 11

GENERAL PROVISIONS

11.1 Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to shares of Common Stock awarded pursuant to the Plan; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with the issuance of Common Stock pursuant to the Plan. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received by a Participant or by delivery to the Company of previously owned Common Stock.

11.2	Compliance With Laws; Listing and Registration of Shares. All issuances of Common Stock or other securities under the Plan shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares hereunder, shares to be issued pursuant to the Plan shall not be issued (nor shall certificates therefor be delivered) unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.3 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

11.4 No Right to Employment. Participation in the Plan shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

11.5 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the state of Michigan and applicable federal law.

11.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 12

TERMINATION AND AMENDMENT

The Board may terminate the Plan at any time or may from time to time amend the Plan as it considers proper and in the best interests of the Company; provided that no such amendment may be made during (a) the period when the Company has notified a prospective Participant that he or she can elect to participate in the Plan with respect to that year’s bonus; or (b) during the period when the Participant has returned an election form to the Company but not yet received the shares to be awarded thereunder; if such an amendment would in either case operate to the detriment of the Participant with respect to that election.

SECTION 13

EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall take effect May 9, 2001, subject to approval by the shareholders at the Company’s 2001 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. The Plan shall continue into effect until terminated by the Board or until all shares authorized for issuance under the Plan have been issued, whichever occurs first.